Exhibit 99.1

Kaleyra Announces Second Quarter 2022 Results

Second Quarter Performance Highlighted by Revenue Increase to $81.1 Million, up 50% Year-Over-Year

Continued Strong Profitability Metrics, Including 78% Gross Profit Increase to $18.7 Million

NEW YORK – August 8, 2022 – Kaleyra, Inc. (NYSE: KLR) (NYSE American: KLR WS) (“Kaleyra” or the “Company”), an omnichannel business communications platform, reported financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Operational and Financial Highlights

•	Quarterly Revenue of $81.1 million and Gross Profit of $18.7 million, representing 50% and 78% growth, respectively, over the comparable year-ago period

•	Quarterly Adjusted Gross Profit of $20.2 million, representing 82% growth over the comparable year-ago period

•	Dollar-Based Net Expansion Rate of 103% in Q2 2022

•	Strong Balance Sheet with $74.8 million in cash and cash equivalents, including restricted cash, and short-term investments

•	Delivered 13.4 billion billable messages (58% growth year-over-year) and connected 1.8 billion voice calls (32% growth year-over-year) for our global customer base in the second quarter

•	Joined the broad-market Russell 3000® Index at the conclusion of the 2022 Russell indexes annual reconstitution

•	Expanded investor-oriented communication efforts by appointing experienced equity research analyst Colin Gillis as Vice President of Investor Relations

•	Bolstered leadership team by appointing five-time start-up founder and CEO Zephrin Lasker as Senior Vice President of Marketing and Strategic Alliances

Management Commentary

“Our team displayed commendable determination in the face of ongoing global economic uncertainty in our second quarter,” said Kaleyra Founder and Chief Executive Officer Dario Calogero. “Despite challenges and the adverse effects of the foreign exchange environment, we met our revenue estimate and reaffirmed our steadfast relationships with existing partners, highlighted by our 50% year-over-year revenue increase and dollar-based net expansion rate of 103%. In addition, our adjusted gross profit increased by 82% and our adjusted gross margin increased to 25% year-over-year, exemplifying our commitment to profitability and showcasing the fact that Kaleyra has more than adequate capital to support our business over the long-term.

“Kaleyra is facing the same overlapping group of factors as other multi-national companies, including a slowing global economy with contraction in the United States and major European economies, increased caution from enterprise executives weighing new initiatives, and consumers who are facing food and energy costs that consume more disposable income than before. When combined with pressure from a strengthening U.S. dollar and industry-wide demand and pricing considerations, we believe that it is prudent to revise our revenue for the third quarter and full year to reflect the current global economic and geopolitical environment. Every economic cycle turns, and with our strong base of existing customers and meaningful pipeline of new potential customers, we are encouraged that we will maximize the healthy landscape of opportunities ahead in new markets and geographies. Our customers value that Kaleyra has strong fundamentals and a comfortable balance sheet. We look forward to serving them for years to come.”

Second Quarter 2022 Financial Results

Results compare the 2022 second quarter ended June 30, 2022 to the 2021 second quarter ended June 30, 2021 unless otherwise indicated.

•

Total revenue increased 50% to $81.1 million from $54.0 million in the comparable year-ago period. This increase was mainly driven by the effects of the business combination with mGage, which contributed $30.2 million, and the organic growth of the Kaleyra legacy businesses, representing 16% of the aggregate growth period over period, despite headwinds in the foreign exchange environment.

•

Gross profit increased 78% to $18.7 million from $10.5 million in the comparable year-ago period. The increase in gross profit was mainly driven by the effects of the business combination with mGage. Gross margin for the second quarter of 2022 increased to 23.0% compared to 19.4% for the second quarter of 2021. The increase in gross margin was mainly due to the mGage and Bandyer integrations and increased performance by Kaleyra Video and Kaleyra Voice, as well as by The Campaign Registry.

•

Net loss totaled $15.8 million, or $0.36 per share based on 43.4 million weighted-average shares outstanding, compared to a net loss of $4.5 million, or $0.13 per share based on 34.3 million weighted-average shares outstanding, in the comparable year-ago period. The increase in net loss was mainly driven by the amortization of acquired intangibles and the accrued interest on convertible notes.

•

Adjusted gross profit, a non-GAAP measurement of operating performance reconciled below, increased 82% to $20.2 million from $11.1 million in the comparable year-ago period. Adjusted gross margin for the second quarter of 2022 was 25.0% compared to 20.6% in the comparable year-ago period.

•

Adjusted net income, a non-GAAP measurement of operating performance reconciled below, decreased by 89% to $55,000, or $0.00 per both basic and diluted share based on 43.4 million weighted-average shares outstanding and 53.7 million weighted-average shares outstanding, respectively, from $504,000, or $0.01 per both basic and diluted share based on 34.3 million weighted-average shares outstanding and 44.9 million weighted-average shares outstanding, respectively, in the comparable year-ago period.

•

Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased 177% to $6.0 million (7.4% of total revenue) compared to $2.2 million (4.0% of total revenue) in the comparable year-ago period. The increase in adjusted EBITDA was primarily due to the effects of the business combinations with mGage and Bandyer and cost synergies between the newly acquired entities and the legacy business.

•

At the end of the second quarter, cash and cash equivalents, restricted cash, and short-term investments were $74.8 million, compared to $97.9 million as of December 31, 2021, mainly due to changes in net working capital, the payment of interest on convertible notes and the adverse effects of the foreign exchange environment.

2022 Financial Outlook

Kaleyra’s outlook takes into consideration broader geopolitical and macroeconomic factors such as the adverse effects of the foreign exchange environment, the war in Ukraine, and inflation. Kaleyra remains confident in its growth strategy and ability to capture its multinational market opportunity. As a result of the Company’s performance in the second quarter, the Company is introducing financial projections for the third quarter and adjusting projections for the full year 2022 as follows:

•	Third Quarter 2022: Total revenue is expected to be in the range of $83 – $87 million, compared to $84.0 million in the comparable year-ago period.

•	Full Year 2022: Total revenue is expected to be in the range of $345 – $350 million, compared to $267.7 million in the comparable year-ago period.

Conference Call

Kaleyra will hold a conference call today, Monday, August 8, 2022, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. A question-and-answer session will follow management’s presentation.

U.S. dial-in: 855-327-6837

International dial-in: 631-891-4304

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Kaleyra’s website.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 15, 2022.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 10019918

About Kaleyra

Kaleyra, Inc. is a global group providing mobile communication services to financial institutions, ecommerce players, OTTs, software companies, logistic enablers, healthcare providers, retailers, and other large organizations worldwide.

Kaleyra today has a customer base of 3,800+ companies spread around the world. Through its proprietary platform and robust APIs, Kaleyra manages multi-channel integrated communication services, consisting of messaging, rich messaging and instant messaging, video, push notifications, email, voice services, and chatbots.

Kaleyra’s technology makes it possible to safely and securely manage billions of messages monthly with over 1,800 operator connections in 190+ countries, including all tier-1 US carriers.

Non-GAAP Financial Measures and Related Information

To provide investors and others with additional information regarding Kaleyra’s results, the following non-GAAP financial measures, not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), are disclosed:

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Non-GAAP Adjusted Gross Profit and Non-GAAP Adjusted Gross Margin. For the periods presented, Kaleyra defines non-GAAP Adjusted Gross Profit and non-GAAP Gross Margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below;

•	Non-GAAP Adjusted EBITDA is defined as of any date of calculation, as the consolidated earnings/(loss) of Kaleyra and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization, plus (i) transaction and one-off expenses, (ii) without duplication of clause (i), severance or change of control payments, (iii) any expenses related to company restructuring, (iv) any compensation expenses relating to stock options, restricted stock units, restricted stock or similar equity interests as may be issued by Kaleyra or any of its subsidiaries to its or their employees (v) any provision for the write down of assets, (vi) the amortization of acquired intangible assets and (vii) the amortization of issuance costs of convertible financial instruments; and

•

Non-GAAP Adjusted Net Income (Loss) Per Share, Basic and Diluted. For the periods presented, Kaleyra defines non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, as GAAP net loss and GAAP net loss per share, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.

Management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Kaleyra’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Kaleyra uses a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Operating Metrics

Dollar-Based Net Expansion Rate. Kaleyra’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with Active Existing Customer Accounts and to increase their use of the platform. An important way in which Kaleyra has historically tracked performance in this area is by measuring the Dollar-Based Net Expansion Rate for those customer accounts. Kaleyra’s Dollar-Based Net Expansion Rate increases when such customer accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Kaleyra’s Dollar-Based Net Expansion Rate decreases when such customer accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. Kaleyra believes that measuring Dollar-Based Net Expansion Rate provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customers. As a result of the introduction of Dollar-Based Net Expansion Rate disclosure by Kaleyra in the SEC filing, press release and presentation for the three months ended December 31, 2021, no comparable period is provided prior to that date. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of customer accounts that were customer accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. The Q2 2022 Dollar-Based Net Expansion Rate has been calculated by making reference to the Pro Forma (PF) revenue generated from the same customer base in the corresponding year-ago comparable period.

Active Existing Customer Accounts. Kaleyra believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Kaleyra defines an Active Customer Account at the end of any reporting period as an individual account, as identified by a unique account identifier, for which Kaleyra has recognized revenue in the period.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Kaleyra, its omnichannel and other product and global customer developments, its expectations, beliefs, intentions, plans, prospects or strategies regarding the future revenue (including revenue guidance) and the business plans of Kaleyra’s management team, and the impact of the COVID-19 pandemic, and any anticipated lessening of such impact, and the broader market volatility and geopolitical and macroeconomic factors on its business and financial performance. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by Kaleyra in light of its experience and perception of historical trends, current conditions and expected future developments and their potential effects on Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by Kaleyra’s customers and such customers’ needs for these services, including any variability by geography, market acceptance of new service offerings, the ability of Kaleyra to expand what it does for existing customers as well as to add new customers, that Kaleyra will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as governmental responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, and the impact of other geopolitical and macroeconomic factors such as the war in Ukraine, may have on Kaleyra’s operations, the demand for Kaleyra’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts:

Colin Gillis

Vice President of Investor Relations

colin.gillis@kaleyra.com

Tom Colton or Matt Glover

Gateway Investor Relations

949-574-3860

KLR@gatewayir.com

-Financial Tables to Follow-

KALEYRA, INC.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$73,622	$90,001
Restricted cash	468	1,701
Short-term investments	680	6,236
Trade receivables, net	95,768	85,945
Deferred cost	329	341
Prepaid expenses	4,340	5,357
Other current assets	1,436	2,599

Total current assets	176,643	192,180
Property and equipment, net	20,384	18,811
Intangible assets, net	115,146	125,396
Goodwill	111,893	110,465
Deferred tax assets	376	1,230
Other long-term assets	1,525	399

Total Assets	$425,967	$448,481

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$71,934	$70,942
Lines of credit	3,182	5,256
Current portion of bank and other borrowings	10,581	10,508
Current portion of notes payable	405	—
Deferred revenue	6,934	9,553
Payroll and payroll related accrued liabilities	6,567	6,907
Other current liabilities	6,327	8,274

Total current liabilities	105,930	111,440
Long-term portion of bank and other borrowings	15,928	22,910
Long-term portion of notes payable	190,733	190,147
Long-term portion of employee benefit obligation	2,377	2,338
Deferred tax liabilities	5,205	2,384
Other long-term liabilities	892	1,840

Total Liabilities	321,065	331,059

Stockholders’ equity (deficit):
Common stock	5	4
Additional paid-in capital	270,672	251,659
Treasury stock, at cost	(30,431)	(30,431)
Accumulated other comprehensive loss	(4,535)	(2,010)
Accumulated deficit	(130,809)	(101,800)

Total stockholders’ equity	104,902	117,422

Total liabilities and stockholders’ equity (deficit)	$425,967	$448,481

KALEYRA, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$81,109	$53,992	$161,590	$93,706
Cost of revenue	62,459	43,529	125,202	76,919

Gross profit	18,650	10,463	36,388	16,787

Operating expenses:
Research and development	6,265	4,282	11,155	7,150
Sales and marketing	7,226	4,660	14,326	7,519
General and administrative	16,594	12,364	31,974	22,966

Total operating expenses	30,085	21,306	57,455	37,635

Loss from operations	(11,435)	(10,843)	(21,067)	(20,848)
Other income, net	37	47	83	92
Financial expense, net	(3,417)	(908)	(6,569)	(1,627)
Foreign currency income (loss)	(1,117)	(191)	(860)	164

Loss before income tax expense (benefit)	(15,932)	(11,895)	(28,413)	(22,219)
Income tax expense (benefit)	(95)	(7,408)	596	(7,374)

Net loss	$(15,837)	$(4,487)	$(29,009)	$(14,845)

Net loss per common share, basic and diluted	$(0.36)	$(0.13)	$(0.68)	$(0.46)

Weighted-average shares used in computing net loss per common share, basic and diluted	43,410,858	34,292,874	42,829,188	32,328,909

KALEYRA, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended June 30,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(29,009)	$(14,845)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,838	3,460
Stock-based compensation	15,249	9,270
Provision for doubtful accounts	925	808
Realized gains on marketable securities	9	21
Employee benefit obligation	752	122
Change in fair value of warrant liability	(810)	830
Reversal of accrued interest on forward share purchase agreement	—	(659)
Non-cash interest expense	1,014	325
Deferred taxes	176	(6,804)
Change in operating assets and liabilities:
Trade receivables	(13,319)	(7,259)
Other current assets	1,916	(2,359)
Deferred cost	12	46
Other long-term assets	(1,187)	1,483
Accounts payable	5,361	(1,882)
Other current liabilities	1,678	(2,508)
Deferred revenue	(2,389)	6,920
Long-term liabilities	(87)	(82)

Net cash used in operating activities	(7,871)	(13,113)

Cash Flows from Investing Activities:
Purchase of short-term investments	(1,165)	(1,882)
Sale of short-term investments	6,459	546
Purchase of property and equipment	(966)	(177)
Capitalized software development costs	(4,502)	(1,633)
Purchase of intangible assets	(17)	(3)
Acquisition of mGage, net of cash acquired	—	(195,709)
Acquisition of Bandyer, net of cash acquired	(1,005)	—

Net cash used in investing activities	(1,196)	(198,858)

Cash Flows from Financing Activities:
Proceeds from (repayments on) line of credit, net	(1,776)	203
Repayments on term loans	(4,493)	(3,451)
Proceeds from issuance of convertible notes, net of issuance costs	—	188,637
Repayments on notes	—	(7,500)
Receipts related to forward share purchase agreements	—	17,045
Proceeds from issuance of common stock in Private Investment in Public Equity offering, net of issuance costs	—	99,051
Proceeds related to settlement of non-forfeited 2020 Sponsor Earnout Shares	—	1,244
Proceeds from the exercise of common stock warrants	—	2,872
Repayments on capital lease	(46)	(66)

Net cash provided by (used in) financing activities	(6,315)	298,035

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,230)	(409)

Net increase (decrease) in cash, cash equivalents and restricted cash	(17,612)	85,655
Cash, cash equivalents and restricted cash, beginning of period	91,702	32,970

Cash, cash equivalents and restricted cash, end of period	$74,090	$118,625

KALEYRA, Inc.

Adjusted Gross Profit and Adjusted Gross Margin Reconciliation of GAAP to Non-GAAP Financial Information

For the Three and the Six Months Ended June 30, 2022 and 2021

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Consolidated Gross Profit	$18,650	$10,463	$36,388	$16,787
Consolidated Gross Margin %	23.0%	19.4%	22.5%	17.9%

Amortization of acquired intangibles	1,588	674	3,187	834

Non-GAAP Adjusted Gross Profit	$20,238	$11,137	$39,575	$17,621
Non-GAAP Adjusted Gross Margin %	25.0%	20.6%	24.5%	18.8%

KALEYRA, Inc.

Adjusted EBITDA Reconciliation of GAAP to Non-GAAP Financial Information

For the Three and the Six Months Ended June 30, 2022 and 2021

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(15,837)	$(4,487)	$(29,009)	$(14,845)

Other income, net	(37)	(47)	(83)	(92)
Financial expense, net	3,417	908	6,569	1,627
Foreign currency income (loss)	1,117	191	860	(164)
Income tax expense (benefit)	(95)	(7,408)	596	(7,374)

Loss from operations	$(11,435)	$(10,843)	$(21,067)	$(20,848)

Depreciation and amortization	5,936	2,551	11,838	3,460
Stock-based compensation and others	10,160	5,987	18,412	11,442
Transaction and one-off costs (incl. severance)	1,330	4,467	2,908	6,964
Company restructuring	—	—	85	—

Non-GAAP Adjusted EBITDA	$5,991	$2,162	$12,176	$1,018

KALEYRA, Inc.

Adjusted Net Income (Loss) per share Reconciliation of GAAP to Non-GAAP Financial Information

For the Three and the Six Months Ended June 30, 2022 and 2021

(Unaudited, in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Loss	$(15,837)	$(4,487)	$(29,009)	$(14,845)

Stock-based compensation and others	10,160	5,987	18,412	11,442
Transaction and one-off costs (incl. severance)	1,330	4,467	2,908	6,964
Amortization of acquired intangibles	3,984	1,775	8,407	2,173
Amortization of issuance costs for convertible debt	513	196	991	196
Estimated tax effects of adjustments (1)	(169)	(617)	474	(590)
Net tax benefits related to discrete tax items	74	(6,817)	220	(6,817)

Non-GAAP Net Income (Loss)	$55	$504	$2,403	$(1,477)

Net Loss per share

Basic	$(0.36)	$(0.13)	$(0.68)	$(0.46)
Diluted	$(0.36)	$(0.13)	$(0.68)	$(0.46)

Non-GAAP Adjusted Net Income (Loss) per share

Basic	$0.00	$0.01	$0.06	$(0.05)
Diluted	$0.00	$0.01	$0.05	$(0.05)

Weighted Average number of Shares Outstanding (basic)	43,410,858	34,292,874	42,829,188	32,328,909
Weighted Average number of Shares Outstanding (diluted)	53,749,617	44,946,532	52,925,570	32,328,909

(1)	The Non-GAAP tax-effect is determined using the period Effective Tax Rate (ETR) calculated for the periods, excluding discrete tax items.